Registration No. 333-
     =================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                               ------------------------

                                       FORM S-3
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              -------------------------
                              THE MONTANA POWER COMPANY
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     Montana                          81-0170530
          (STATE OR OTHER JURISDICTION OF         (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)          IDENTIFICATION NO.)

                                   40 East Broadway
                              Butte, Montana 59701-9394
                                    (406) 723-5421
            (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
               AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

          DANIEL T. BERUBE         JERROLD P. PEDERS0N      ELLEN M. SENECHAL
        Chairman of the Board       Vice President and          Treasurer
         and Chief Executive       Chief Financial and      The Montana Power
               Officer             Information Officer           Company
          The Montana Power         The Montana Power        40 East Broadway
               Company                   Company              Butte, Montana
          40 East Broadway           40 East Broadway           59701-9394
           Butte, Montana             Butte, Montana          (406) 723-5421
             59701-9394                 59701-9394
           (406) 723-5421             (406) 723-5421


                                  ROBERT G. SCHUUR, ESQ.
                                    JOHN T. HOOD, ESQ.
                                    Reid & Priest LLP
                                   40 West 57th Street
                                    New York, New York
                                          10019
                                      (212) 603-2000

     (NAMES AND ADDRESSES, INCLUDING ZIP CODES, AND TELEPHONE NUMBERS, INCLUDING
                          AREA CODES, OF AGENTS FOR SERVICE)
                            ------------------------------

                                       Copy to:
                                M. DOUGLAS DUNN, ESQ.
                               ROBERT B. WILLIAMS, ESQ.
                           Milbank, Tweed, Hadley & McCloy
                               1 Chase Manhattan Plaza
                               New York, New York 10005

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the registration statement becomes effective.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           CALCULATION OF REGISTRATION FEE
     =========================================================================
                                         PROPOSED      PROPOSED
            TITLE                        MAXIMUM       MAXIMUM
       OF EACH CLASS OF     AMOUNT       OFFERING     AGGREGATE     AMOUNT OF
       SECURITIES TO BE     TO BE         PRICE        OFFERING    REGISTRATION
          REGISTERED      REGISTERED    PER UNIT(1)    PRICE(1)        FEE
     -------------------------------------------------------------------------
      Medium-Term
      Notes,
      Series B ........  $150,000,000      100%      $150,000,000    $45,455
     =========================================================================
              (1) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE.

               THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

          INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL
          NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE
          SECURITIES LAWS OF ANY SUCH JURISDICTION.

                    SUBJECT TO COMPLETION, DATED DECEMBER  , 1996
                                     $150,000,000
                              THE MONTANA POWER COMPANY
                             MEDIUM-TERM NOTES, SERIES B

                   DUE FROM 9 MONTHS TO 40 YEARS FROM DATE OF ISSUE

                             ---------------------------
          The Montana Power Company (the "Company") may offer from time to time up to $150,000,000 aggregate principal amount of its unsecured Medium-Term Notes, Series B (the "Notes"), on terms to be determined at the time of sale. The principal amounts, issue prices, original issue and maturity dates, interest rates and interest payment dates, redemption or repayment provisions, if any, and other material terms of the Notes will be set forth in Pricing Supplements hereto. Each Note will bear interest at a fixed rate and will mature from nine months to 40 years from its date of issue, as selected by the purchasers and agreed to by the Company.

          The Notes will be represented by either Global Notes, representing beneficial interests in the Notes, registered in the name of a nominee of The Depository Trust Company, as Depositary, or certificates issued in definitive form, as specified in the applicable Pricing Supplement. Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained by The Depository Trust Company and its participants. Beneficial interests will be exchanged for Notes in definitive form only under the limited circumstances described herein under "Book-Entry System."
                             ---------------------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES
              COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
                  OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                     ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY IS A
                                  CRIMINAL OFFENSE.
                             ---------------------------

                       PRICE           AGENTS'        PROCEEDS TO
                     TO PUBLIC(1)   COMMISSIONS(2)    COMPANY(2)(3)
                     ------------   --------------   ---------------
      Per Note  . .      100%        .125%-.750%     99.875%-99.250%
                                       $187,500-       $149,812,500-
      Total . . . .   $150,000,000    $1,125,000       $148,875,000

               (1) Unless otherwise specified in the applicable Pricing Supplement, the price to the public will be 100% of the principal amount.
               (2) The Company will pay to the Agents a commission of from .125% to .750%, depending on maturity, of the principal amount of any Note sold through them as agents. Unless otherwise specified in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the applicable commission, and may be resold by such Agent to investors or other purchasers at varying prices related to prevailing market prices at the time of resale to be determined by such Agent or, if so agreed, at a fixed offering price. The Company may also sell Notes directly to investors in which case no commission will be payable. The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act of 1933. See "Plan of Distribution."
               (3) Before deduction of expenses payable by the Company estimated at $225,000, including reimbursement of certain expenses of the Agents.

                             ---------------------------

               Offers to purchase Notes are being solicited, on a reasonable best efforts basis, from time to time by the Agents on behalf of the Company. Notes may be sold to the Agents on their own behalf at negotiated discounts. The Company reserves the right to sell Notes directly to investors on its own behalf. The Company reserves the right to withdraw, cancel or modify the offering contemplated hereby without notice. The Company or an Agent may reject an offer as a whole or in part. See "Plan of Distribution".
                             ---------------------------

     GOLDMAN, SACHS & CO.
                        J. P. MORGAN & CO.
                                        LEHMAN BROTHERS
                                                      MORGAN STANLEY & CO.
                                                          INCORPORATED

                  The date of this Prospectus is            , 199 .

     IN CONNECTION WITH THE DISTRIBUTION OF NOTES UNDERWRITTEN BY AN AGENT ACTING AS PRINCIPAL, SUCH AGENT MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON ANY OVER-THE-COUNTER MARKET OR OTHERWISE, AND, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed by the Company with the Securities and Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended ("1934 Act"), are incorporated herein by reference:

               1. Annual Report on Form 10-K for the year ended December 31, 1995 ("1995 10-K").

               2. Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1996.

               3. Current Reports on Form 8-K, dated January 5, January 23, April 10, April 23, July 24, and October 22, 1996.

          All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. The documents which are incorporated by reference in this Prospectus are sometimes hereinafter referred to as the "Incorporated Documents."

          Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Investor Services, The Montana Power Company, 40 East Broadway, Butte, Montana 59701-9394, telephone (406) 496-5074.


                                AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the 1934 Act and in accordance therewith files reports and other information with the Commission. Such reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a web site (http://www.sec.gov.) that contains reports, proxy statements and other information regarding the Company. The Common Shares of the Company are listed on the New York and Pacific Stock Exchanges, where reports and other information concerning the Company may be inspected.

                                     THE COMPANY

          The Company and its subsidiaries conduct a number of diversified, but related businesses. The Company's principal business is its Montana electric and natural gas utility operation, which is conducted through both its Energy Supply Division and its Energy and Communications Services Division. This activity includes regulated utility operations involved in the generation, purchase, transmission, and distribution of electricity, and the production, purchase, transportation and distribution of natural gas. The Company's non-regulated businesses are involved principally in the mining and sale of coal; exploration for, and the development, production, processing and sale of oil and natural gas; the sale of telecommunication equipment and services; and independent power activities that include the management of long-term power sales, and the development of and investment in nonutility power projects and other energy-related businesses. The Company was incorporated in 1961 under the laws of the State of Montana, where its principal business is conducted, as the successor to a New Jersey corporation incorporated in 1912. The principal executive offices of the Company are located at 40 East Broadway, Butte, Montana 59701-9394. Its telephone number is (406) 723-5421.


                          RATIO OF EARNINGS TO FIXED CHARGES

          The following table sets forth the Company's historical ratio of earnings to fixed charges for each of the periods presented:

         Twelve
      Months Ended
      September 30,                Years Ended December 31,
      -------------  ----------------------------------------------------
          1996          1995       1994       1993       1992       1991
          ----          ----       ----       ----       ----       ----
         2.29(1)      1.96(1)      3.05       2.86       2.74       2.70

          For purposes of computing the ratio of earnings to fixed charges, earnings consist of net income plus current and deferred income taxes and fixed charges. Fixed charges include interest and related amortization of discount and premium on long-term debt and interest on short-term borrowings. Fixed charges also include the implicit interest component of the rental cost of the Company's share of Colstrip Unit No. 4 and one-third of all rentals, excluding delay rentals and rentals on joint-use property.

     ------------------------------
     (1) Excluding the effects of the implementation of SFAS No. 121 and the writedown of a coal mining investment, effective October 1, 1995, the ratio of earnings to fixed charges would have been 2.84x at December 31, 1995 and 3.16x at September 30, 1996.


                                   USE OF PROCEEDS

          Unless otherwise specified in the applicable Pricing Supplement, the net proceeds received by the Company from the sale of the Notes offered hereby will be used for general corporate purposes, including the redemption, repayment or retirement of outstanding indebtedness of the Company and the payment of expenditures relating to the Company's construction program, including the repayment of short-term debt incurred in connection with any of the foregoing. To the extent that the proceeds from the sale of the Notes are not immediately so used, they will be temporarily invested in short-term, interest-bearing obligations.


                               DESCRIPTION OF THE NOTES

          The Notes will be issued under an Indenture, dated as of December 1, 1989 (such Indenture, originally executed and delivered and as thereafter supplemented and amended, together with any constituent instruments establishing the terms of particular Securities (as hereinafter defined), being herein called the "Indenture"), between the Company and Citibank, N.A., as trustee (the "Trustee"). The statements under this heading do not purport to be complete and are subject to the detailed provisions of the Indenture, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Wherever particular provisions of the Indenture or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made herein and such statements are qualified in their entirety by such reference.

          GENERAL

          The Indenture provides that, in addition to the Notes offered hereby, additional debt securities (including both interest-bearing and original issue discount securities) may be issued thereunder without limitation as to the aggregate principal amount (Indenture, Section 301). The Notes and all other debt securities hereafter issued under the Indenture are collectively referred to as the "Securities". The Indenture does not limit the amount of other debt, secured or unsecured, which may be issued by the Company.

          THE NOTES

          All of the Notes will be unsecured and will rank pari passu with all
                                                           ---- -----
     other unsecured and unsubordinated indebtedness of the Company. Substantially all of the Company's utility assets are subject to the lien of its Mortgage and Deed of Trust securing its First Mortgage Bonds now or hereafter to be outstanding.

          Unless otherwise indicated in the applicable Pricing Supplement and except under the circumstances described under "Book-Entry System" herein, the Notes will be issued as one or more global notes (each a "Global Note"), each of which will represent beneficial interests in such Notes (each such beneficial interest being referred to herein as a "Book-Entry Note"). All Book-Entry Notes having the same Original Issue Date (as hereinafter defined), maturity date, redemption and repayment provisions and interest rate will be represented by a single Global Note. Each Global Note will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), or such other depository as may be subsequently designated (the "Depository") and registered in the name of a nominee of the Depository. Beneficial interests in the Notes will be shown on and transfers thereof will be effected through the records maintained by the Depository and its participants. Beneficial interests will be exchanged for Notes in definitive form only under the limited circumstances described under "Book-Entry System." Unless otherwise indicated in the applicable Pricing Supplement, Notes will be issued in denominations of $1,000 or any integral multiple thereof.

          The Notes will be offered on a continuous basis, will mature from nine months to 40 years from their date of issue, and may be subject to redemption at the option of the Company or be repayable by the Company at the option of the registered holder (the "Holder") prior to maturity.

          The Pricing Supplement with respect to each Note will describe the following terms: (1) the price (expressed as a percentage of the aggregate principal amount thereof) at which such Note will be issued; (2) the date on which such Note will be issued (the "Original Issue Date"); (3) the date on which such Note will mature; (4) the rate per annum at which such Note will bear interest; (5) the date or dates from which any such interest shall accrue; (6) the dates on which such interest will be payable (each an "Interest Payment Date"); (7) if such Note may be redeemed at the option of the Company, or repaid at the option of the Holder, prior to its maturity date, a description of the terms for such redemption or repayment; and (8) any other material terms of such Note.

          PAYMENT OF NOTES

          Each Note will bear interest from its Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for until the principal amount thereof shall have been paid or made available for payment. Interest on each Note will be payable semi-annually on each Interest Payment Date, and at maturity; provided, however, that the first payment of interest on any Note with an Original Issue Date between a Record Date (as hereinafter defined) and an Interest Payment Date shall be made on the second Interest Payment Date succeeding the Original Issue Date, as specified in the applicable Pricing Supplement.

          Interest in respect of Book-Entry Notes will be payable by the Company to the Depository and by the Depository to its Direct Participants (as hereinafter defined). Payments to the holders of Book-Entry Notes will be the responsibility of Direct and Indirect Participants (as hereinafter defined). See "Book-Entry System" herein.

          Interest payable on certificated Notes will be payable to the person in whose name such Notes are registered at the close of business on the Record Date with respect to each Interest Payment Date; provided, however, that interest payable at maturity will be payable to the person to whom principal shall be payable.

          Unless otherwise specified in the applicable Pricing Supplement, (i) the Record Date shall be the fifteenth calendar day preceding an Interest Payment Date and (ii) interest on each Note will be computed on the basis of a 360-day year or twelve 30-day months.

          In case any Interest Payment Date, redemption or repayment date or maturity date is not a Business Day, payment of the amounts due on such date may be made on the next succeeding Business Day, and no interest will accrue on such amounts for the period from and after such Interest Payment Date, redemption or repayment date or maturity date, as the case may be (Indenture, Section 107).

          REDEMPTION

          Any terms for optional or mandatory redemptions of Notes, including any sinking fund or analogous provisions for the retirement of the Notes, will be set forth in the Pricing Supplement. If redeemable, such Notes will be redeemed only upon notice, by mail, not less than 30 nor more than 60 days prior to the date fixed for redemption. Any notice of optional redemption may state that such redemption shall be conditional upon the receipt by the Trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of, and the premium, if any, and interest on, such Notes and that if such money has not been so received, such notice will be of no force or effect and the Company will not be required to redeem such Notes (Indenture, Section 404).

          REPAYMENT AT THE OPTION OF THE HOLDER

               If so specified in the applicable Pricing Supplement, the Notes will be repayable by the Company in whole or in part at the option of the Holders thereof on the date or dates specified in such Pricing Supplement, at 100% of their principal amount, together with accrued interest to the date of repayment. For any Note to be repaid, the Company must receive such Note at its office or agency in the Borough of Manhattan, The City of New York (currently, the office of the Trustee), within the election period specified in the Pricing Supplement, together with the form entitled "Option to Elect Repayment" on the reverse of, or otherwise accompanying, such Note duly completed. Any such election so received by the Company within such period shall be irrevocable. The repayment option may be exercised by the Holder of a Note for less than the entire principal amount of such Note, provided that the principal amount to be repaid is equal to $1,000 or an integral multiple of $1,000. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Trustee and the Company, whose determination will be final and binding.

          So long as the Depository or the Depository's nominee is the Holder of the Notes, the Depository or such nominee will be the only entity that can exercise the repayment option, and repayment will be made in accordance with the Depository's repayment procedures in effect at the time. See

     "Book-Entry System" herein. In order to ensure that the Depository or its nominee will timely exercise a repayment option with respect to a particular beneficial interest in the Notes, the Beneficial Owner of such interest must instruct the broker or other Direct or Indirect Participant through which it holds such interest to notify the Depository of its election to exercise the repayment option. In addition, the Beneficial Owner must effect delivery of such interest at the time such notice of election is given to the Depository by causing the broker or other Direct or Indirect Participant through which it holds such interest to transfer such interest on the Depository's records to the Trustee. Different firms have different deadlines for accepting instructions from their customers and, accordingly, each Beneficial Owner should consult the broker or other Direct or Indirect Participant through which it holds an interest in the Notes in order to ascertain the deadline by which such instruction must be given in order for timely notice to be delivered to the Depository.


          EVENTS OF DEFAULT

          The following constitute Events of Default under the Indenture with respect to the Notes (which constitute a series of the Securities) and to each other series of the Securities outstanding thereunder:

          (a) failure to pay any interest on any Security of such series within 60 days after the same shall become due and payable;

          (b) failure to pay the principal of or premium, if any, on any Security of such series within 3 Business Days after the same shall become due and payable, whether at a Maturity Date, upon redemption (including redemptions pursuant to any sinking fund or analogous provision for the retirement of any Security), by declaration of acceleration or otherwise;

          (c) failure to perform or a breach of any covenant or warranty of the Company in the Indenture (other than a covenant or warranty solely for the benefit of one or more series of Securities other than such series) for 90 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Securities of such series outstanding under the Indenture as provided in the Indenture;

          (d) default under any bond, debenture, note or other evidence of indebtedness of the Company for borrowed money (including Securities of other series issued under the Indenture) or under any mortgage, indenture or other instrument securing or evidencing any indebtedness of the Company for borrowed money, which default (1) shall constitute a failure to make any payment in excess of $5,000,000 of the principal of, or interest on, such indebtedness or (2) shall have resulted in such indebtedness in an amount in excess of $10,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, in either case without such payment having been made, such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 90 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Securities of such series outstanding under the Indenture as provided in the Indenture;

          (e)  certain events of bankruptcy, insolvency or reorganization; and

          (f) any other Event of Default specified with respect to Securities of such series (Indenture, Section 801).

          No Event of Default with respect to any series of the Securities necessarily will constitute an Event of Default with respect to any other series.

          REMEDIES

          If an Event of Default with respect to any series of any Securities shall have occurred and be continuing, then either the Trustee or the Holders of not less than 33% in principal amount of the outstanding

     Securities of such series may declare the principal amount of all of the Securities of such series to be due and payable immediately; provided, however, that if any Event of Default occurs and is continuing with respect to more than one series of Securities, the Trustee or the Holders of not less than 33% in aggregate principal amount of the outstanding Securities of all such series, considered as one class, shall have the right to make such declaration of acceleration, and not the Holders of the Securities of any one of such series (Indenture, Section 802).

          At any time after the declaration of acceleration with respect to the Securities of any series shall have been made and before a judgment or decree for payment of the money due shall have been obtained, the Event of Default giving rise to such declaration of acceleration shall, without further act, be deemed to have been waived, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled, if (a) the Company shall have paid or deposited with the Trustee a sum sufficient to pay (1) all overdue interest on all Securities of such series; (2) the principal of and premium, if any, on any Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities; (3) interest upon overdue interest at the rate or rates prescribed therefor in such Securities, to the extent that payment of such interest is lawful; and (4) all compensation and reimbursement due to the Trustee under the Indenture; and (b) any other Event or Events of Default with respect to the Securities of such series, other than the nonpayment of the principal of Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture (Indenture, Section 802).

          If an Event of Default with respect to the Securities of any series shall have occurred and be continuing, the Holders of a majority in principal amount of the outstanding Securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series; provided, however, that if an Event of Default shall have occurred and be continuing with respect to more than one series of Securities, the Holders of a majority in aggregate principal amount of the outstanding Securities of all such series, considered as one class, shall have the right to make such direction, and not the Holders of the Securities of any one of such series; and provided, further, that (a) any such direction will not be in conflict with any rule of law or with the Indenture and could not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee's sole discretion, be adequate, and (b) the Trustee may take any other action it deems proper which is not inconsistent with such direction (Indenture, Section 812).

          The right of a Holder of any Security of such series to institute a proceeding with respect to the Indenture is subject to certain conditions precedent, but each Holder has an absolute right to receive payment of principal, premium, if any, and interest, if any, when due and to institute suit for the enforcement of any such payment (Indenture, Sections 807 and 808).

          The Indenture provides that the Trustee, within 90 days after the occurrence of any default known to it thereunder with respect to the Securities of a series, is required to give the Holders of the Securities of such series notice of any default, unless cured or waived; provided, however, that except in the case of a default in the payment of principal of or premium or interest, if any, on any Securities of such series, the Trustee may withhold such notice if the Trustee determines that it is in the interest of such Holders to do so; and provided, further, that in the case of an Event of Default of the character specified above in clause (c) under "Events of Default", no such notice shall be given to such Holders until at least 30 days after the occurrence thereof (Indenture, Section
     902).

          The Company will be required to furnish annually to the Trustee a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any Event of Default thereunder (Indenture, Section 605).

          CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

          The Company will not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person unless (a) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the property and assets of the Company substantially as an entirety is a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such Person shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of and premium and interest, if any, on all of the Securities outstanding under the Indenture and the performance of all of the covenants of the Company under the Indenture, (b) immediately after giving effect to such transaction no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have occurred and be continuing, and (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel confirming that such transaction is in compliance with the Indenture (Indenture, Section 1101).

          MODIFICATION OF INDENTURE

          Without the consent of any Holders, the Company and the Trustee may enter into one or more supplemental indentures for any of the following purposes:

          (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and the Securities; or

          (b) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities or tranche thereof or to surrender any right or power conferred upon the Company by the Indenture; or

          (c) to add any additional Event of Default with respect to all or any series of outstanding Securities; or

          (d) to change or eliminate any provision of, or to add any new provision to, the Indenture; provided that if such change, elimination or addition will materially and adversely affect the interests of the Holders of Securities of any series or tranche thereof, such change, elimination or addition will become effective with respect to such Securities only when they shall no longer remain outstanding; or

          (e)  to provide collateral security for the Securities; or

          (f) to establish the form or terms of Securities of any series or tranche thereof as contemplated by the Indenture; or

          (g) to evidence and provide for acceptance of the appointment of a separate or successor trustee under the Indenture with respect to the Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or to facilitate the administration of the trusts under the Indenture by more than one Trustee; or

          (h) to provide for the procedures required to permit the utilization of a noncertificated system of registration for any Securities; or

          (i) to cure any ambiguity, defect or inconsistency or to make any other provisions with respect to matters and questions arising under the Indenture, provided such action or other provisions shall not adversely affect the interests of the Holders of Securities of any series or tranche thereof in any material respect (Indenture, Section 1201).

          Other than as stated in the preceding paragraph, the consent of the Holders or not less than a majority in principal amount of the Securities of all series then outstanding under the Indenture, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture pursuant to a supplemental indenture; provided, however, that if less than all of the series of Securities outstanding under the Indenture are directly affected by a supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of the outstanding Securities of all series so directly affected, considered as one class, will be required; and provided, further, that if the Securities of any series shall have been issued in more than one tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such tranches, then the consent only of the Holders of a majority in aggregate principal amount of the outstanding Securities of all tranches so directly affected, considered as one class, shall be required; and provided, further, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Security of each series or tranche directly affected thereby,
     (a) change the stated maturity of, or any installment of principal of or interest on, any Security, or reduce the principal thereof or the rate of interest, or redemption premium thereon, or change the method of calculating the rate of interest thereon, or otherwise change the terms of the payment or place of payment of the principal thereof or interest or redemption premium thereon, (b) reduce the percentage in principal amount of the outstanding Securities of such series or tranche thereof required to consent to any supplemental indenture or waiver under the Indenture or to reduce the requirements for quorum and voting, (c) change any obligation of the Company to maintain an office or agency at the place or places where the principal of and premium and interest, if any, on the Securities of such series are payable, or (d) modify certain of the provisions in the Indenture relating to supplemental indentures and waivers of past defaults (Indenture, Section 1202).

          A supplemental indenture which changes or eliminates any covenant or other provision of, or adds any new covenant or other provision to, the Indenture which has expressly been included solely for the benefit of one or more particular series of Securities or tranche thereof, or which modifies the rights of the holders of Securities of such series or tranche thereof with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of any Securities of any other series or tranche thereof (Indenture, Section
     1202).

          DEFEASANCE

          The Notes, or any portion of the principal amount thereof, will, at or prior to the maturity thereof, be deemed to have been paid for purposes of the Indenture (except as to any surviving rights such as rights of registrations of transfer or exchange expressly provided for in the Indenture), and the entire indebtedness of the Company in respect thereof will be deemed to have been satisfied and discharged, if there shall have been irrevocably deposited with the Trustee, in trust: (a) money in an amount which will be sufficient, or (b) Government Obligations (as defined below), which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the Trustee, will be sufficient, or (c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and premium and interest, if any, due and to become due on the Notes or such portion thereof on and prior to the maturity thereof, together with an opinion of counsel to the effect that such deposit and satisfaction and discharge shall not be deemed to be, or result in, a taxable event to the Holders of such Notes or portions thereof for purposes of Federal income taxes. "Government Obligations" means direct obligations of, or obligations unconditionally guaranteed by, the United States of America entitled to the benefit of the full faith and credit thereof, and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof (Indenture, Sections 101 and 701).

          CONCERNING THE TRUSTEE

          The Indenture grants to the Trustee a lien, superior to the rights of the Holders of the Securities, on funds and property held by the Trustee under the Indenture (other than funds and property held for the payment of Securities which shall have been defeased) as security for the payment of its fees and expenses as Trustee.

          Citibank, N.A., together with certain other banks, is a party to certain Credit Agreements with the Company and with its subsidiary, Entech, Inc., pursuant to which Citibank and such other banks have lent money to the Company and such subsidiary.

          LISTING

          The Notes will not be listed on any national or regional securities exchange.

                                  BOOK-ENTRY SYSTEM

          So long as the Depository, or its nominee, is the registered holder of a Global Note, such Depository or its nominee, as the case may be, will be considered the Holder of such Global Note for all purposes under the Indenture, including notices and voting. Payments of principal of, and premium, if any, and interest on, the Global Note will be made to the Depository or its nominee, as the case may be. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of the Depository and if such person is not a Direct Participant, on procedures of the Direct Participant through which such person holds its interest, to exercise the rights of a Holder of such Note under the Indenture.

          The following is based solely on information furnished by DTC:

          DTC will act a securities depositary for the Notes. The Notes initially will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee).

          DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Direct Participants and Indirect Participants are on file with the Commission.

          Purchases of Notes within the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC's records. The ownership interest of each actual purchaser of each Note (a "Beneficial Owner") is in turn to be recorded on the Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Participants through which the Beneficial Owners purchased Notes. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Notes, except in the event that use of the book-entry system for the Notes is discontinued.

          To facilitate subsequent transfers, all Global Notes deposited by Direct Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Global Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes. DTC's records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

          Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

          Redemption notices shall be sent to Cede & Co. If less than all of the Notes are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

          Neither DTC nor Cede & Co. will itself consent or vote with respect to Notes. Under its usual procedures, DTC would mail an Omnibus Proxy to the Company as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

          Principal and interest payments on the Notes will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of DTC, the Agents or the Company, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Participants.

          DTC may discontinue providing its services as securities depositary with respect to the Notes at any time by giving reasonable notice to the Company and the Trustee. Additionally, the Company may decide to discontinue use of the system of book-entry transfers through DTC with respect to the Notes. Under such circumstances, in the event that a successor securities depositary should not be obtained, Notes in certificated form would be printed and delivered.

          The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

                                    LEGAL MATTERS

          The validity of the Notes offered hereby will be passed upon for the Company by Michael E. Zimmerman, Esq., General Counsel of the Company and by Reid & Priest LLP, New York, New York, and for the Agents by Milbank, Tweed, Hadley & McCloy, New York, New York. However, all matters of Montana law will be passed upon only by Mr. Zimmerman.

                                       EXPERTS

          The consolidated financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

          The statements made as to matters of law and legal conclusions under "Business Utility Division Regulation and Rates" and "Business Environment" in the Company's Annual Report on Form 10-K incorporated herein by reference have been reviewed by Michael E. Zimmerman, Esq., General Counsel of the Company, and are set forth therein and herein upon the authority of such Counsel as expert. As of September 30, 1996, Mr. Zimmerman owned 2,762 shares of the Company's common stock and held options to purchase 24,200 additional shares at the market price existing on the date of grant. Mr. Zimmerman's shares of common stock, including the shares subject to option, have a current fair market value of approximately $576,300.

                                 PLAN OF DISTRIBUTION

          Subject to the terms and conditions set forth in the Distribution Agreement with respect to the Notes (the "Distribution Agreement"), the Notes will be offered on a continuing basis by the Company through Goldman Sachs & Co., J. P. Morgan Securities Inc., Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated (the "Agents") who have agreed to use reasonable best efforts to solicit purchases of the Notes. The Company has reserved the right to appoint other agents, dealers or underwriters as Agents under the Distribution Agreement or as Agents with respect to a particular issuance of Notes. Any such additional Agents will enjoy all the rights and benefits, and be subject to all of the obligations, of an Agent as set forth in the Distribution Agreement.

          The Company will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part. The Agents shall have the right in their discretion reasonably exercised, to reject any offer to purchase Notes, in whole or in part. The Company will pay the Agents a commission of from .125% to .750% of the principal amount of Notes, depending upon maturity, for sales made through them as Agents (except that the Company and any Agent may agree to a higher commission for sales of Notes with maturities in excess of 30 years).

          The Company may also sell Notes to the Agents as principals for their own accounts at a discount to be agreed upon at the time of sale, or the purchasing Agents may receive from the Company a commission or discount equivalent to that set forth on the cover page hereof in the case of any such principal transaction in which no other discount is agreed upon. Such Notes may be resold to investors and other purchasers at varying prices related to prevailing market prices at the time of such resale, as determined by the Agents or, if so agreed, at a fixed public offering price. The Company reserves the right to sell Notes directly on its own behalf. No commission will be payable on any Notes sold directly by the Company.

          In addition, the Agents may offer the Notes they have purchased as principal to other dealers. The Agents may sell Notes to any dealer at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed to any dealer may include all or part of the discount to be received from the Company. Unless otherwise indicated in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a Note of identical maturity. After the initial public offering of Notes to be resold to investors and other purchasers, the public offering price (in the case of Notes to be resold at a fixed public offering price), concession and discount may be changed.

          The Agents, as agents or principals, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 (the "Act"). The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under the Act. The Company has agreed to reimburse the Agents for certain expenses.

          The Agents may sell Notes to or through dealers who may resell to investors, and the Agents may pay all or part of their discount or commission to such dealers. Such dealers may be deemed to be "underwriters" within the meaning of the Act.

          Unless otherwise indicated in the applicable Pricing Supplement, payment of the purchase price of Notes will be required to be made in immediately available funds in The City of New York.

          Goldman, Sachs & Co., J. P. Morgan Securities Inc., Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated and other Agents, if any, may be customers of, engage in transactions with, and perform services for the Company in the ordinary course of business.

          The Notes are a new issue of securities with no established trading market and will not be listed on any securities exchange. It has not presently been established whether any Agent acting as principal will make a market in such securities. If a market in the Notes is made by an Agent, such market making may be discontinued at any time without notice. No assurance can be given as to the existence or liquidity of the secondary market for the Notes.

     DELAYED DELIVERY ARRANGEMENTS

          If so indicated in a Prospectus Supplement relating to the Notes, the Company will authorize dealers or other persons acting as the Company's agents to solicit offers by certain institutions to purchase the Notes from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will not be subject to any conditions except that the purchase of the Notes shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The dealers and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

     =========================================================================

          NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN IN CONNECTION WITH THE OFFER CONTAINED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE AGENTS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             ---------------------------

                                  TABLE OF CONTENTS

                                      Prospectus

                                                                         PAGE
                                                                         ----
     Incorporation of Certain Documents
       by Reference  . . . . . . . . . . . . . . . . . . . . . . . . . .   2

     Available Information . . . . . . . . . . . . . . . . . . . . . . .   2

     The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

     Ratio of Earnings to Fixed Charges  . . . . . . . . . . . . . . . .   3

     Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . .   3

     Description of the Notes  . . . . . . . . . . . . . . . . . . . . .   3

     Book-Entry System . . . . . . . . . . . . . . . . . . . . . . . . .  10

     Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

     Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

     Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . .  12



     =========================================================================

     =========================================================================




                                     $150,000,000


                                  THE MONTANA POWER
                                       COMPANY


                                 MEDIUM-TERM NOTES,
                                       SERIES B
                            DUE FROM 9 MONTHS TO 40 YEARS
                                  FROM DATE OF ISSUE


                                   ----------------
                                      PROSPECTUS
                                   ----------------






                                 GOLDMAN, SACHS & CO.

                                  J.P. MORGAN & CO.

                                   LEHMAN BROTHERS

                                 MORGAN STANLEY & CO.
                                     INCORPORATED

     =========================================================================

                                       PART II.

                        INFORMATION NOT REQUIRED IN PROSPECTUS

     ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          The following table sets forth the expenses payable by the Company in connection with the issuance and distribution of the securities to be registered.

          Filing fee Securities and Exchange Commission  . . . . . .   $45,455*
          Fees of the Trustee  . . . . . . . . . . . . . . . . . . . .   5,000
          Legal fees   . . . . . . . . . . . . . . . . . . . . . . . .  55,000
          Auditors' fees . . . . . . . . . . . . . . . . . . . . . . .  20,000
          Rating agencies' fees  . . . . . . . . . . . . . . . . . . .  50,000
          Printing fees  . . . . . . . . . . . . . . . . . . . . . . .   8,000
          Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . .  41,545
                                                                        ------
          Total expenses . . . . . . . . . . . . . . . . . . . . . .  $225,000
                                                                      ========
     ---------------------
     *    Estimated.

     ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The By-laws of the Company provide for the indemnification of directors and officers to the extent and in the manner provided in Sections 35-1-451 through 35-1-457, Montana Code Annotated, which Sections are as follows:

          35-1-451. Definitions. As used in 35-1-451 through 35-1-459, the following definitions apply:

          (1) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

          (2) (a) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if the director's duties to the corporation include duties or services by him to the plan or to participants in or beneficiaries of the plan.

               (b) Director includes, unless the context requires otherwise, the estate or personal representative of a director.

          (3)  "Expenses" include attorneys' fees.

          (4) "Liability" means the obligation to pay a judgment, settlement, penalty, or fine, including an excise tax assessed with respect to an employee benefit plan, or to pay reasonable expenses incurred with respect to a proceeding.

          (5)  (a)  "Official capacity" means:

                    (i) when used with respect to a director, the office of director in a corporation; or

                    (ii) when used with respect to an individual other than
               a director, as contemplated in 35-1-457, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation.

               (b) Official capacity does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

          (6) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

          (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

          35-1-452.  Authority to indemnify.

          (1) Except as provided in subsection (4), an individual made a party to a proceeding because he is or was a director may be indemnified against liability incurred in the proceeding if:

               (a)  he conducted himself in good faith;

               (b)  he reasonably believed:

                    (i) in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation's best interests; and

                    (ii) in all other cases, that his conduct was at least not opposed to the corporation's best interests; and

               (c) in the case of any criminal procedure, he had no reasonable cause to believe his conduct was unlawful.

          (2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (1)(b)(ii).

          (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, it not, of itself, a determination that the director did not meet the standard of conduct described in this section.

          (4)  A corporation may not indemnify a director under this section:

                    (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

                    (b) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

          (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

          35-1-453. Mandatory indemnification. Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he is or was a director of the corporation, against reasonable expenses incurred by the director in connection with the proceeding.

          35-1-454.  Advance for expenses.

          (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

                    (a) the director furnishes the corporation a written affirmation of the director's good faith belief that the director has met the standard of conduct described in 35-1-452;

                    (b) the director furnishes the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct described in 35-1-452; and

                    (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under 35-1-451 through 35-1-459.

          (2) The undertaking required by subsection (1)(b) must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

          (3) Determinations and authorizations of payments under this section must be made in the manner specified in 35-1-456.

          35-1-455. Court-ordered indemnification. Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification if it determines that the director:

          (1) is entitled to mandatory indemnification under 35-1-453, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred in obtaining court-ordered indemnification; or

          (2) is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in 35-1-452 or was adjudged liable as described in 35-1-452(4). If the director was adjudged liable as described in 35-1-452(4), the director's indemnification is limited to reasonable expenses incurred.

          35-1-456.  Determination and authorization of indemnification.

          (1) A corporation may not indemnify a director under 35-1-452 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in 35-1-452.

          (2)  The determination must be made:

                    (a) by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

                    (b)  if a quorum cannot be obtained under subsection
               (2)(a), by majority vote of a committee designated by the board of directors, in which designated directors who are parties may participate, consisting solely of two or more directors not at the time parties to the proceeding;

                    (c)  by special legal counsel:

                         (i) selected by the board of directors or its committee in the manner prescribed in subsection (2)(a) or (2)(b); or

                         (ii) if a quorum of the board of directors cannot
                    be obtained under subsection (2)(a) and a committee cannot be designated under subsection (2)(b), selected by majority vote of the full board of directors in which selected directors who are parties may participate; or

                    (d) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

          (3) Authorization of indemnification and evaluation as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses must be made by those entitled under subsection (2)(c) to select counsel.

          35-1-457. Indemnification of officers, employees, and agents. Unless a corporation's articles of incorporation provide otherwise:

          (1) an officer of the corporation who is not a director is entitled to mandatory indemnification under 35-1-453 and is entitled to apply for court-ordered indemnification under 35-1-455 to the same extent as to a director;

          (2) the corporation may indemnify and advance expenses under 35-1-451 through 35-1-459 to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director; and

          (3) a corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, by-laws, general or specific action of its board of directors, or contract.

                              *  *  *  *  *  *

          The By-laws of the Company further provide that the foregoing right of indemnification shall not exclude or restrict any other rights or actions which any director or officer may have, and shall be available whether or not the director or officer continues to hold such office at the time of incurring such expense or discharging Such liability.

          The Company has insurance covering its expenditures which might arise in connection with the lawful indemnification of its directors and officers for their liabilities and expenses and insuring officers and directors of the Company against certain other liabilities and expenses.


     ITEM 16. EXHIBITS.

               Previously Filed*
               ------------------
               With
               File      As
     Exhibit   Number    Exhibit
     -------   ------    -------

     1(a)                          --   Form of Distribution Agreement.
     4(a)                          --   Indenture, dated as of December 1, 1989,
                                        from the Company to Citibank, N.A.,
                                        Trustee.
     4(b)                          --   Form of Officers' Certificate
                                        establishing the Notes, including the
                                        Form of Note as Exhibit 1 thereto.
     4(c)                          --   Form of Note (See Exhibit 1 to Exhibit
                                        4(b) filed herewith).
     4(d)                          --   Indenture (For Unsecured Subordinated
                                        Debt Securities relating to Trust
                                        Securities), dated as of November 1,
                                        1996, from the Company to the Bank of
                                        New York, as trustee.
     4(e)                          --   Officer's Certificate dated November 6,
                                        1996 establishing the Company's Junior
                                        Subordinated Deferrable Interest
                                        Debentures, 8.45% Series due 2036.
     4(f)                          --   Amended and Restated Trust Agreement,
                                        dated as of November 1, 1996, among the
                                        Company, as Depositor, the Bank of New
                                        York, as Property Trustee, the Bank of
                                        New York (Delaware), as Delaware
                                        Trustee, and Ellen M. Senechal, Jerrold
                                        P. Pederson and Pamela K. Merrell, as
                                        Administrative Trustees, relating to
                                        Montana Power Capital I.
     4(g)                          --   Guaranty Agreement dated as of November
                                        1, 1996, between the Company and The
                                        Bank of New York, as Trustee.
     4(h)                          --   Agreement as to Expenses and Liabilities
                                        dated as of November 1, 1996, between
                                        the Company and Montana Power Capital I.
     5(a)                          --   Opinion of Michael E. Zimmerman, Esq.,
                                        General Counsel for the Company.
     5(b)                          --   Opinion of Reid & Priest LLP, Counsel to
                                        the Company.
     12(a)                         --   Computation of Ratio of Earnings to
                                        Fixed Charges.
     23(a)                         --   Independent Auditors' Consent (see page
                                        II-8).
     23(b)                         --   Consents of Michael E. Zimmerman, Esq.
                                        and Reid & Priest LLP are contained in
                                        Exhibits 5(a) and 5(b), respectively.
     24                            --   Power of Attorney (see page II-6).
     25                            --   Statement of Eligibility of Trustee.
     __________________________________

     *Incorporated herein by reference.

     ITEM 17. UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  POWER OF ATTORNEY

          EACH DIRECTOR AND/OR OFFICER OF THE REGISTRANT WHOSE SIGNATURE APPEARS BELOW HEREBY APPOINTS THE AGENTS FOR SERVICE NAMED IN THIS REGISTRATION STATEMENT, AND EACH OF THEM SEVERALLY, AS HIS OR HER ATTORNEY-IN-FACT TO SIGN IN HIS OR HER NAME AND BEHALF, IN ANY AND ALL CAPACITIES STATED BELOW, AND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, ANY AND ALL AMENDMENTS, INCLUDING POST-EFFECTIVE AMENDMENTS, TO THIS REGISTRATION STATEMENT, UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE REGISTRANT HEREBY ALSO APPOINT EACH SUCH AGENT FOR SERVICE AS THEIR ATTORNEY-IN-FACT WITH LIKE AUTHORITY TO SIGN AND FILE ANY SUCH AMENDMENTS OR REGISTRATION STATEMENT IN THEIR NAMES AND ON THEIR BEHALF.

                                      SIGNATURES

          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE MUNICIPALITY OF BUTTE-SILVER BOW, AND STATE OF MONTANA, ON THE 29TH DAY OF NOVEMBER, 1996.



                                 THE MONTANA POWER COMPANY


                                BY:   /S/ D.T. BERUBE
                                    ----------------------------------------
                                     (D. T. BERUBE, CHAIRMAN OF THE BOARD
                                       AND CHIEF EXECUTIVE OFFICER)


          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

                     SIGNATURE                     TITLE             DATE
                    ----------                     ------            ----


      /S/ D.T. BERUBE                         CHAIRMAN OF     November 29, 1996
      -------------------------------------   THE BOARD, CHIEF
                   D. T. BERUBE               EXECUTIVE
           (PRINCIPAL EXECUTIVE OFFICER)      OFFICER AND
                                              DIRECTOR


      /S/ J.P. PEDERSON                       VICE PRESIDENT  November 29, 1996
      -------------------------------------   AND CHIEF
                  J. P. PEDERSON              FINANCIAL AND
             (PRINCIPAL FINANCIAL AND         INFORMATION
                ACCOUNTING OFFICER)           OFFICER
                                              AND DIRECTOR


      /S/ T.H. ADAMS                          DIRECTOR        November 29, 1996
      --------------------------------------
                    T. H. ADAMS


      /S/ A.F. CAIN                           DIRECTOR        November 29, 1996
      --------------------------------------
                    A. F. CAIN


      /S/ R.D. CORRETTE                       DIRECTOR        November 29, 1996
      -------------------------------------
                  R. D. CORRETTE


      /S/ K. FOSTER                           DIRECTOR        November 29, 1996
      --------------------------------------
                     K. FOSTER


      /S/ R.P. GANNON                         DIRECTOR        November 29, 1996
      --------------------------------------
                   R. P. GANNON

                     SIGNATURE                   TITLE              DATE
                     ---------                   -----              ----


                                              DIRECTOR
      -------------------------------------
                   B. D. HARRIS


      /S/ C.T. HIBBARD                        DIRECTOR        November 29, 1996
      -------------------------------------
                   C. T. HIBBARD


      /S/ D.P. LAMBROS                        DIRECTOR        November 29, 1996
      -------------------------------------
                   D. P. LAMBROS


      /S/ J.R. JESTER                         DIRECTOR        November 29, 1996
      --------------------------------------
                   J. R. JESTER


      /S/ C. LEHRKIND III                     DIRECTOR        November 29, 1996
      -------------------------------------
                  C. LEHRKIND III


      /S/ J.P. LUCAS                          DIRECTOR        November 29, 1996
      -------------------------------------
                    J. P. LUCAS


      /S/ A.K. NEILL                          DIRECTOR        November 29, 1996
      -------------------------------------
                    A. K. NEILL






      /S/ N.E. VOSBURG                        DIRECTOR        November 29, 1996
      --------------------------------------
                   N. E. VOSBURG

                                                           Exhibit 23(a)


                          CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 of our report dated February 9, 1996 appearing on page 50 of The Montana Power Company's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.



      /s/ Price Waterhouse LLP
     ------------------------------
     Price Waterhouse LLP
     Portland, Oregon
     November 29, 1996

                                  EXHIBIT INDEX

          Exhibit           Description
          -------           -----------

          1(a)         --   Form of Distribution
                            Agreement.
          4(a)         --   Indenture, dated as of
                            December 1, 1989, from the
                            Company to Citibank, N.A.,
                            Trustee.
          4(b)         --   Form of Officers' Certificate
                            establishing the Notes,
                            including the Form of Note as
                            Exhibit 1 thereto.
          4(c)         --   Form of Note (See Exhibit 1 to
                            Exhibit 4(b) filed herewith).
          4(d)         --   Indenture (For Unsecured
                            Subordinated Debt Securities
                            relating to Trust Securities),
                            dated as of November 1, 1996,
                            from the Company to the Bank
                            of New York, as trustee.
          4(e)         --   Officer's Certificate dated
                            November 6, 1996 establishing
                            the Company's Junior
                            Subordinated Deferrable
                            Interest Debentures, 8.45%
                            Series due 2036.
          4(f)         --   Amended and Restated Trust
                            Agreement, dated as of
                            November 1, 1996, among the
                            Company, as Depositor, the
                            Bank of New York, as Property
                            Trustee, the Bank of New York
                            (Delaware), as Delaware
                            Trustee, and Ellen M.
                            Senechal, Jerrold P. Pederson
                            and Pamela K. Merrell, as
                            Administrative Trustees,
                            relating to Montana Power
                            Capital I.
          4(g)         --   Guaranty Agreement dated as of
                            November 1, 1996, between the
                            Company and The Bank of New
                            York, as Trustee.
          4(h)         --   Agreement as to Expenses and
                            Liabilities dated as of
                            November 1, 1996, between the
                            Company and Montana Power
                            Capital I.
          5(a)         --   Opinion of Michael E.
                            Zimmerman, Esq., General
                            Counsel for the Company.
          5(b)         --   Opinion of Reid & Priest LLP,
                            Counsel to the Company.
          12(a)        --   Computation of Ratio of
                            Earnings to Fixed Charges.
          23(a)        --   Independent Auditors' Consent
                            (see page II-8).
          23(b)        --   Consents of Michael E.
                            Zimmerman, Esq. and Reid &
                            Priest LLP are contained in
                            Exhibits 5(a) and 5(b),
                            respectively.
          24           --   Power of Attorney (see page
                            II-6).
          25           --   Statement of Eligibility of
                            Trustee.